As filed with the Securities and Exchange Commission on August 10, 2006
                                                     Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                        PIONEER NATURAL RESOURCES COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                       75-2702753
  (State or Other Jurisdiction of                        (I.R.S. Employer
  Incorporation or Organization)                       Identification No.)

                          5205 North O'Connor Boulevard
                                    Suite 200
                               Irving, Texas 75039
          (Address of Principal Executive Offices, Including Zip Code)
                              --------------------

         PIONEER NATURAL RESOURCES COMPANY 2006 LONG TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                                  Mark S. Berg
                        Pioneer Natural Resources Company
                          5205 North O'Connor Boulevard
                                    Suite 200
                               Irving, Texas 75039
                                 (972) 444-9001

            (Name, Address and Telephone Number of Agent For Service)
                                    copy to:
                                Robert L. Kimball
                             Vinson & Elkins L.L.P.
                          2001 Ross Avenue, Suite 3700
                            Dallas, Texas 75201-2975
                                 (214) 220-7700

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                         Proposed           Proposed
       Title of securities           Amount to be     maximum offering   maximum aggregate      Amount of
        to be registered            registered (1)    price per share     offering price    registration fee
---------------------------------- ---------------- ------------------- ------------------- -----------------

Common Stock, par value $.01 per
share .........................    4,600,000 shares     $ 44.605 (2)    $205,183,000.00 (2)    $ 21,954.58
---------------------------------- ---------------- ------------------- ------------------- -----------------

Rights to purchase shares of              (3)                (3)                (3)                (3)
Series A Junior Participating
Preferred Stock

---------------------------------- ---------------- ------------------- ------------------ ------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional and indeterminate shares of Common Stock of Pioneer Natural Resources Company and associated rights to purchase shares of Series A Junior Participating Preferred Stock as may become issuable because of changes resulting from stock dividends, stock splits and similar changes and pursuant to the antidilution provisions of the 2006 Long Term Incentive Plan.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The price for 4,600,000 shares being registered hereby is based on a price of $ 44.605, the average of the high and low trading prices per share of Pioneer Natural Resources Company Common Stock as reported by the New York Stock Exchange on August 7, 2006.

(3) These rights are initially carried and traded with the Common Stock of the Registrant. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pioneer Natural Resources Company (the "Registrant" or "Company") will send or give to all participants in the Pioneer Natural Resources Company 2006 Long Term Incentive Plan the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the "Registration Statement") pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Company with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

     (a) The Registrant's Annual Report on Form 10-K (File No. 001-13245), filed with the Commission on February 17, 2006, for the fiscal year ended December 31, 2005.

     (b) The Registrant's Quarterly Reports on Form 10-Q (File No. 001-13245), filed with the Commission on May 10, 2006, for the fiscal quarter ended March 31, 2006, and on August 8, 2006, for the fiscal quarter ended June 30, 2006.

     (c) The Registrant's Current Reports on Form 8-K (File No. 001-13245), filed with the Commission on May 25, 2006 (Item 7.01); May 23, 2006 (Items 1.01, 3.03, and 9.01); May 9, 2006 (Items 1.01 and 9.01); May 4, 2006 (Items 1.01 and
9.01);  May 1, 2006 (Items 1.01 and 9.01);  April 3, 2006 (Items 2.01 and 9.01);
February  28, 2006 (Items 1.01 and 9.01);  February  21, 2006 (Item  1.01);  and
January 20, 2006 (Items 8.01 and 9.01).

     (d) All other reports filed by the Registrant with the Commission since December 31, 2005 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (e) The description of the Registrant's Common Stock, $0.01 par value per share, contained in Item 1 of the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act on August 8, 1997, as amended.

     (f) The description of the Company's rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, contained in the Company's Registration Statement on Form 8-A, filed with the Commission pursuant to the Exchange Act on July 24, 2001, and in the Company's Amendment No. 1 to Form 8-A, filed with the Commission pursuant to the Exchange Act on May 23, 2006.

     Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

Delaware General Corporation Law

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In actions brought by or in the right of the corporation, the corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.

     To the extent that such person has been successful on the merits or otherwise in defending any action, suit or proceeding referred to above, or in defense of any such claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     The indemnification and advancement of expenses provided by or granted pursuant to Section 145 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the power to indemnify is provided by the statute.

     The preceding discussion of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by reference to Section 145 of the Delaware General Corporation Law.

Amended and Restated Certificate of Incorporation

     Article Twelfth of the Company's Amended and Restated Certificate of Incorporation provides that each person who at any time is or was a director or officer of the Company, or any person who, while a director or officer of the Company, is or was serving at the Company's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, association, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be entitled to (a) indemnification and
(b) the advancement of expenses incurred by such person from the Company as, and to the fullest extent, permitted by the Delaware General Corporation Law or any successor statutory provision, as from time to time amended. Any repeal or modification of Article Twelfth of the Company's Amended and Restated Certificate of Incorporation shall be prospective only, and shall not adversely affect the rights of any director or officer or the obligations of the Company with respect to any claim arising from the services of such director or officer in the capacities described above prior to any such repeal or amendment of Article Twelfth.

     Article Thirteenth of the Company's Amended and Restated Certificate of Incorporation provides that the Company's directors shall not be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director; provided, however, that such Article Thirteenth does not eliminate or limit the liability of a director (1) for any breach of such director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law (which relates to certain unlawful dividend payments or stock purchases or redemptions), as the same exists or may hereafter be amended, supplemented or replaced, or (4) for a transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Furthermore, any repeal or modification of Article Thirteenth of the Company's Amended and Restated Certificate of Incorporation by its stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director existing at the time of such repeal or modification.

Indemnification Agreements

     The Company has entered into indemnification agreements with its directors and officers. Under the terms of the indemnification agreements, the Company has generally agreed to indemnify an officer or director for liabilities incurred to the fullest extent permitted by the Delaware General Corporation Law. The Company must, within ten days of a request, indemnify an officer or director for expenses incurred in the defense of a claim or other proceeding. The obligation of the Company to provide the indemnification does not apply if, before the date on which the Company must provide the indemnification, the Company's board of directors, or a representative chosen by the board of directors, concludes that indemnification would be improper under the Delaware General Corporation Law.

     The above discussion of Section 145 of the Delaware General Corporation Law, the Company's amended and restated certificate of incorporation and the indemnification agreements is not intended to be exhaustive and is respectively qualified in its entirety by such statute and documents.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

      3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (No. 333-26951) filed with the Commission on June 26, 1997).

      3.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K (No. 001-13245) filed with the Commission on February 17,
              2006).

      4.1 Pioneer Natural Resources Company 2006 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K (No. 001-13245) filed with the Commission on May 9, 2006).

      5.1     Opinion of Vinson & Elkins L.L.P.

      23.1    Consent of Ernst & Young LLP.

      23.2    Consent of Netherland, Sewell & Associates, Inc.

      23.3 Consent of Vinson & Elkins L.L.P.(included in the opinion filed as Exhibit 5.1 to this registration statement).

      24.1 Power of Attorney (included on the signature pages of this registration statement).


Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and agrees to be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on August 10, 2006.

                                            PIONEER NATURAL RESOURCES COMPANY


                                            By: /s/ Scott D. Sheffield
                                                -------------------------------
                                                     Scott D. Sheffield
                                                     Chairman of the Board and
                                                     Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark S. Berg and Richard P. Dealy, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                       Title                        Date
        ---------                       -----                        ----

/s/ Scott D. Sheffield
-------------------------
    Scott D. Sheffield          Chairman of the Board and       August 10, 2006
                                 Chief Executive Officer
                              (Principal Executive Officer)

/s/ Richard P. Dealy
-------------------------
    Richard P. Dealy          Executive Vice President and      August 10, 2006
                                Chief Financial Officer
                              (Principal Financial Officer)

/s/ Darin G. Holderness
-------------------------
    Darin G. Holderness             Vice President and          August 10, 2006
                                Chief Accounting Officer
                              (Principal Accounting Officer)

/s/ James R. Baroffio
--------------------------
    James R. Baroffio                   Director                August 10, 2006

/s/ Edison C. Buchanan
--------------------------
    Edison C. Buchanan                  Director                August 9, 2006

/s/ R. Hartwell Gardner
--------------------------
    R. Hartwell Gardner                 Director                August 10, 2006

/s/ Linda K. Lawson
--------------------------
    Linda K. Lawson                     Director                August 10, 2006

/s/ Andrew D. Lundquist
--------------------------
    Andrew D. Lundquist                 Director                August 3, 2006

/s/ Charles E. Ramsey, Jr.
--------------------------
    Charles E. Ramsey, Jr.              Director                August 10, 2006

/s/ Frank A. Risch
--------------------------
    Frank A. Risch                      Director                August 10, 2006

/s/ Mark S. Sexton
--------------------------
    Mark S. Sexton                      Director                August 10, 2006

/s/ Robert A. Solberg
--------------------------
    Robert A. Solberg                   Director                August 8, 2006

/s/ Jim A. Watson
--------------------------
    Jim A. Watson                       Director                August 2, 2006

                                INDEX TO EXHIBITS

Exhibit
Number        Description
-------       ------------

  3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (No. 333-26951) filed with the Commission on June 26, 1997).

  3.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K (No. 001-13245) filed with the Commission on February 17,
              2006).

  4.1 Pioneer Natural Resources Company 2006 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K (No. 001-13245) filed with the Commission on May 9, 2006).

  5.1         Opinion of Vinson & Elkins L.L.P.*

 23.1         Consent of Ernst & Young LLP.*

 23.2         Consent of Netherland, Sewell & Associates, Inc.*

 23.3 Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement).*

 24.1 Power of Attorney (included on the signature pages of this registration statement).*

*filed herewith.